# — December 7, 2007	Contact:	Roger Schrum +843/339-6018 roger.schrum@sonoco.com
Sonoco Outlines New Five-Year Growth Strategy
Company Provides 2007 Update, 2008 Base Earnings Guidance
Hartsville, S.C. — Sonoco (NYSE: SON) Chairman, President and Chief Executive Officer Harris E. DeLoach, Jr., and Charles J. Hupfer, senior vice president and chief financial officer, today outlined a new five-year growth strategy and provided updated financial guidance for 2007 and 2008 at Sonoco’s annual conference with the New York investment community.
2007 Base Earnings Updated; 2008 Guidance Projected
Sonoco expects base earnings per diluted share for fourth quarter and full-year 2007 to be at the high end of the Company’s previously announced estimates of $.52 to $.55 per diluted share and $2.28 to $2.31 per diluted share, according to Hupfer. Base earnings in 2006 were $2.13 per diluted share. Base earnings, a non-GAAP financial measure, exclude restructuring charges, asset impairment charges, and certain other non-recurring or infrequent and unusual items, as applicable. Additional information about base earnings and base earnings per share, including why the Company uses such measures, can be found in the Company’s 2006 Annual Report and in its quarterly earnings releases.
“Our base earnings guidance for 2008 is $2.44 to $2.47 per diluted share which represents a year-over-year increase at the earnings before interest and taxes (EBIT) line of approximately 10 percent and at the base earnings per share line of approximately 6.5 percent,” said Hupfer, adding that the guidance assumes an effective tax rate of approximately 32 percent. “This means we are not projecting a recession for 2008 — but we are not projecting boom times either.”
Growth Strategy Highlighted
DeLoach announced a new five-year strategic growth initiative called “Progress Forward,” which is aimed at continuing the Company’s profitable growth momentum established over the past five years as sales have grown from $2.7 billion in 2002 to a projected $4.0 billion in 2007, for a compound average growth rate of 8.1 percent.
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Sonoco Outlines New Five-Year Growth Strategy — page 2
According to DeLoach, Sonoco is targeting to grow sales to between $5.5 billion and $6 billion by the end of 2012. In addition, the Company has the objective of improving EBIT margins from 9.3 percent to 11 percent. The Company is also focused on increasing return on net assets employed from about 11 percent to 12.5 percent.
DeLoach said Sonoco intends to achieve its aggressive profitable sales growth objectives by increasing organic sales; expanding geographically in response to customer and market requirements; providing total solutions to its consumer product company customers; developing new products and services; and making strategic acquisitions.
“The steps we must take to profitably grow our business for the next five years are similar to the successful path we have taken during the past five years,” said DeLoach. “Looking over what we have accomplished, we believe this strategy is sound. Yet to meet our aggressive goals in the next five years, we must sharpen our execution.”
Consumer Packaging and Services Strategy
DeLoach said that Sonoco’s growth will occur at the same time as the Company continues to shift the historical ratio of sales generated by businesses serving consumer and industrial markets. “We are focused on changing the mix of our business from a current ratio of 51 percent consumer and 49 percent industrial to approximately 60 percent consumer and 40 percent industrial,” he said.
Sonoco’s Consumer Packaging and Services businesses are projecting to grow at a compound average growth rate of approximately 6.5 percent over the next five years, DeLoach said. This objective will be accomplished by developing new, innovative products and services to meet changing consumer needs; providing cradle-to-cradle sustainability solutions ranging from providing more environmentally friendly packaging to improving recycling for customers’ manufacturing and distribution facilities; promoting cross-selling of products and services from throughout Sonoco’s diverse mix of businesses to its large consumer product customers; and by pursing strategic acquisitions.
Through the third quarter of 2007, DeLoach said that Sonoco had generated record sales from new products of approximately $70 million. “Our goal over the next five years is to annually generate $125 million to $150 million in new product sales,” DeLoach said.
DeLoach showed a number of Sonoco’s award-winning packaging innovations for 2007 and new packaging launches planned for 2008 in flexible, rigid paper and rigid plastic containers, ends and closures and packaging services. Some of the new products and services introduced included:
•	SmartSeal™ packaging system, a second generation easy-open and reclosable flexible packaging technology, which is being extended into many of Kraft’s Nabisco cookies in 2007 and 2008.

•	Ultrapeel™ retort membrane ends which are being introduced in January 2008 on Campbell’s Soup Company’s popular Soup At Hand® product.
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Sonoco Outlines New Five-Year Growth Strategy — page 3
•	Sonoco Keating automated gravure engraving and pre-press graphics management services, which doubled capacity in 2007.

•	Dor-Pak® rectangular composite pails used for large volume packaging of Meow-Mix® brand cat food.

•	LinearPak® paperboard cans that are being used by Cadbury Adams for its Halls Cough Drops.

•	A new Sonoco composite can that is being used in the United Kingdom to convert Farley’s powdered infant formula from an existing metal can.

•	Award-winning retail merchandising displays developed for a Jergens® moisturizer product launch.
DeLoach pointed out that Sonoco has substantially grown its rigid plastic container business as a result of recent acquisitions of Clear Pack Company, Matrix Packaging, Inc., and Caraustar Industries’ plastic cartridge business.
“As a result of these acquisitions, along with growth in our base business, we expect sales of rigid plastic containers to increase nearly five-fold from 2006 through 2008, with sales approaching $300 million annually,” DeLoach said. “We now employ technologies covering blow-molding, thermoforming, injection molding and extrusion. Because of these broad capabilities, we are targeting aggressive growth in the retail food, health and beauty, food service and medical products markets.”
Industrial Products Group Strategy
DeLoach said the steps Sonoco is taking to further build its market leading global tube, core and paper and other converting businesses include protecting and growing the Company’s base business while working to gain share in key markets; growing sales through acquisitions, joint ventures and alliances to satisfy customers’ unmet needs; expanding geographically with customers in underserved markets; developing new products and services; and maximizing cash flow from operations by managing price, reducing structural costs and improving productivity.
“We will continue to investigate strategic acquisitions globally to consolidate mature markets and work with alliances to improve our service offerings,” DeLoach said. “Much like our consumer businesses, we are making progress in developing new products to increase sales in existing markets. For example, since 2005 we have nearly doubled the sale of new products in our North American tube and core business to a projected $23 million in 2007.”
Conclusion
“While we remain cautious about the North American economy as we enter 2008, we believe our strong mix of businesses will result in another record year for Sonoco,” DeLoach concluded. “We have never been more optimistic about our ability to build and sustain profitable growth into the near future.”
About Sonoco
Founded in 1899, Sonoco is a $3.7 billion global manufacturer of industrial and consumer packaging products and provider of packaging services, with more than 330 operations in 35 countries, serving customers in 85 nations. Additional information about Sonoco is available at http://www.sonoco.com.
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Sonoco Outlines New Five-Year Growth Strategy — page 4
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended. The words “estimate,” “project,” “intend,” “expect,” “believe,” “consider,” “plan,” “anticipate,” “objective,” “goal,” “guidance” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding adequacy of cash flows, anticipated amounts and uses of cash flows, financial strategies and the results expected from them, continued payments of dividends, stock repurchases and producing improvements in earnings.
These forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, expectations, beliefs, plans, strategies and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.
The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.
Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its Web site, http://www.sec.gov, the Company’s investor relations department and the Company’s Web site, http://www.sonoco.com.